Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-192957, 333-171232, 333-03443, 333-45037, 333-71065, 333-34934, 333-100572, 333-111399, 333-121418, 333-130619, 333-156333 and Form S-3 No. 333-183989) of FedEx Corporation and in the related Prospectuses of our report dated July 14, 2014 (except for Note 14, as to which the date is January 6, 2015) with respect to the consolidated financial statements of FedEx Corporation included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Memphis, Tennessee

January 6, 2015